Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 1, 2012, Halcón Resources Corporation (“Halcón”) completed its acquisition of GeoResources, Inc. (“GeoResources”) when a wholly owned subsidiary of Halcón merged with and into GeoResources, with GeoResources surviving as a wholly owned subsidiary of Halcón (the “merger”). Immediately following the merger, GeoResources as the surviving entity merged into a separate wholly owned subsidiary of Halcón (the “subsequent merger”), with the separate subsidiary continuing as the surviving entity in the subsequent merger. At closing of the merger, each outstanding share of GeoResources’ common stock was converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock.

The following unaudited pro forma condensed combined financial information and explanatory notes combine the historical financial statements of Halcón and GeoResources as of June 30, 2012 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to the statements of operations information for the six months ended June 30, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed financial information and explanatory notes also adjust the pro forma combined financial statements of Halcón and GeoResources to give effect to Halcón’s acquisition of the East Texas Assets (the “acquisition”) as of June 30, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the six months ended June 30, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the merger and the acquisition been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón and GeoResources Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the historical statements of revenues and direct operating expenses for the East Texas Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2012 and those included herein as Exhibit 99.1. The audited financial statements of revenues and direct operating expenses for the East Texas Assets for the period from February 1, 2011 to December 31, 2011 and unaudited statements of revenues and direct operating expenses for the three months ended June 30, 2012 and 2011, respectively, the period from February 1, 2011 to June 30, 2011 and the six months ended June 30, 2012 do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

The assets and liabilities of GeoResources and the East Texas Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values, if any, recorded as goodwill. The adjustments to Halcón’s consolidated combined financial statements in connection with the merger and the acquisition, and allocation of the purchase price paid in each transaction are based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(in thousands)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Current assets:
Cash	$219,208	$40,289	$(85,791	) (1)	$173,706	$(77,699	) (14)	$96,007
Accounts receivable	9,340	66,027	—		75,367	—		75,367
Other current assets	13,658	20,847	—		34,505	—		34,505

Total current assets	242,206	127,163	(85,791)		283,578	(77,699)		205,879
Oil and natural gas properties (full cost method):
Evaluated	734,551	577,093	(12,593	) (1)	1,299,051	334,217	(14)	1,633,268
Unevaluated	461,620	58,304	396,696	(1)	916,620	98,449	(14)	1,015,069

Gross oil and natural gas properties	1,196,171	635,397	384,103		2,215,671	432,666		2,648,337
Less—accumulated depletion	(512,538)	(116,783)	116,783	(1)	(512,538)	—		(512,538)

Net oil and natural gas properties	683,633	518,614	500,886		1,703,133	432,666		2,135,799

Other operating property and equipment:
Other operating assets	12,825	1,961	(932	) (1)	13,854	—		13,854
Less—accumulated depreciation	(6,963)	(932)	932	(1)	(6,963)	—		(6,963)
Land	—	146	—		146	—		146

Net other operating property and equipment	5,862	1,175	—		7,037	—		7,037

Other noncurrent assets:
Equity in oil and gas limited partnerships	—	1,668	9,521	(1)	11,189	—		11,189
Debt issuance costs, net of amortization	5,525	2,427	8,452	(1),(3)	16,404	4,121	(3),(14)	20,525
Other non-current assets	27,615	2,264	—		29,879	—		29,879
Funds in Escrow	29,945	—	—		29,945	(24,750	) (14)	5,195
Goodwill	—	—	139,726	(1)	139,726	—	(14)	139,726

Total assets	$994,786	$653,311	$572,794		$2,220,891	$334,338		$2,555,229

Current liabilities:
Accounts payable and accrued liabilities	$36,774	$44,195	$43,578	(2),(4)	$124,547	$1,206	(15)	$125,753
Other current liabilities	1,446	43,225	(25,201	) (4)	19,470	—		19,470

Total current liabilities	38,220	87,420	18,377		144,017	1,206		145,223
Long-term debt	242,579	80,000	456,604	(1),(3)	779,183	203,241	(3)	982,424
Other noncurrent liabilities:
Other noncurrent liabilities	33,098	9,587	1,474	(1)	44,159	474	(14)	44,633
Deferred income taxes	—	67,517	202,087	(1)	269,604	—		269,604
Stockholders’ equity:
Common stock	15	256	(251	) (1)	20	2	(14)	22
Additional paid-in capital	932,145	284,673	42,453	(1),(2)	1,259,271	130,621	(14)	1,389,892
Treasury stock	(9,298)	—	—		(9,298)	—		(9,298)
Accumulated other comprehensive income (loss)	—	6,263	(6,263	) (2)	—	—		—
Accumulated earnings (deficit)	(241,973)	117,595	(141,687	) (2)	(266,065)	(1,206	) (15)	(267,271)

Total stockholders’ equity	680,889	408,787	(105,748)		983,928	129,417		1,113,345

Total liabilities and stockholders’ equity	$994,786	$653,311	$572,794		$2,220,891	$334,338		$2,555,229

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(in thousands, except per share amounts)

	Halcón Historical		GeoResources Historical	GeoResources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$43,380		$94,361	$(10,014	) (8),(11a)	$127,727	$32,948	(16)	$160,675
Natural gas	2,908		—	6,111	(11a)	9,019	206	(16)	9,225
NGLs	3,792		—	2,365	(11a)	6,157	1,031	(16)	7,188

Total oil and natural gas sales	50,080		94,361	(1,538)		142,903	34,185		177,088
Other	71		18,742	(440	) (11b)	18,373	—		18,373

Total operating revenues	50,151		113,103	(1,978)		161,276	34,185		195,461

Operating expenses:
Production:
Lease operating	16,610		15,171	—		31,781	2,015	(16)	33,796
Taxes	2,922		6,080	—		9,002	1,541	(16)	10,543
Restructuring	1,007		—	—		1,007	—		1,007
Workovers	1,261		1,792	—		3,053	—		3,053
Exploration expense	—		281	(281	) (6)	—	—		—
General and administrative	33,421	(a)	13,041	(7,236	) (17)	39,226	(369	) (17)	38,857
Depletion, depreciation and accretion	11,935		23,390	2,904	(5)	38,229	12,614	(5)	50,843

Total operating expenses	67,156		59,755	(4,613)		122,298	15,801		138,099

Income (loss) from operations	(17,005)		53,348	2,635		38,978	18,384		57,362
Other expenses:
Interest expense and other, net	(17,176	) (b)	(1,169)	(26,050	) (9),(10),(11b)	(44,395)	(10,476	) (9)	(54,871)
Net gain on derivative contracts	8,726	(b)	—	11,562	(8),(12)	20,288	—		20,288
Hedge ineffectiveness	—		98	(98	) (12)	—	—		—

Total other expenses	(8,450)		(1,071)	(14,586)		(24,107)	(10,476)		(34,583)

Income (loss) before income taxes	(25,455)		52,277	(11,951)		14,871	7,908		22,779
Income tax provision (benefit)	208		20,153	(4,542	) (13)	15,819	3,005	(13)	18,824

Net income (loss)	(25,663)		32,124	(7,409)		(948)	4,903		3,955
Preferred dividend	(88,445)		—	—		(88,445)	—		(88,445)

Net income (loss) available to common stockholders	$(114,108)		$32,124	$(7,409)		$(89,393)	$4,903		$(84,490)

Net income (loss) per common share:
Basic	$(1.11)		$1.25			$(0.58)			$(0.48)
Diluted	$(1.11)		$1.23			$(0.58)			$(0.48)
Weighted average common shares outstanding:
Basic	102,441		25,622	51,345		153,786	20,770		174,556
Diluted	102,441		26,114	51,345		153,786	20,770		174,556

(a)	Includes approximately $13 million of recapitalization and change in control related charges in connection with the Company's recapitalization on February 8, 2012.

(b)	Interest expense and other, net and net gain on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456	) (8),(11a)	$198,120	$16,531	(16)	$214,651
Natural gas	10,673	—	14,931	(11a)	25,604	118	(16)	25,722
NGLs	9,880	—	2,521	(11a)	12,401	462	(16)	12,863

Total oil and natural gas sales	103,521	130,608	1,996		236,125	17,111		253,236
Other	168	7,140	(447	) (11b)	6,861	—		6,861

Total operating revenues	103,689	137,748	1,549		242,986	17,111		260,097

Operating expenses:
Production:
Lease operating	31,363	24,806	—		56,169	902	(16)	57,071
Taxes	5,740	8,028	—		13,768	740	(16)	14,508
Restructuring costs	1,071	—	—		1,071	—		1,071
Workovers	1,967	2,628	—		4,595	—		4,595
Exploration expense	—	989	(989	) (6)	—	—		—
General and administrative	20,763	13,875	—		34,638	—		34,638
Impairment	—	6,043	(6,043	) (7)	—	—		—
Depletion, depreciation and accretion	22,986	27,659	20,687	(5)	71,332	7,965	(5)	79,297

Total operating expenses	83,890	84,028	13,655		181,573	9,607		191,180

Income (loss) from operations	19,799	53,720	(12,106)		61,413	7,504		68,917

Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(52,962	) (9),(10),(11b)	(72,750)	(20,952	) (9)	(93,702)
Net gain on derivative contracts	3,479	—	1,973	(8),(12)	5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	(12)	—	—		—

Total other expenses	(14,400)	(2,478)	(50,420)		(67,298)	(20,952)		(88,250)

Income (loss) before income taxes	5,399	51,242	(62,526)		(5,885)	(13,448)		(19,333)
Income tax provision (benefit)	6,802	19,991	(23,760	) (13)	3,033	(5,110	) (13)	(2,077)

Net income (loss)	(1,403)	31,251	(38,766)		(8,918)	(8,338)		(17,256)
Less: Net loss attributable to noncontrolling interest	—	(87)	—		(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(38,766)		$(8,831)	$(8,338)		$(17,169)

Net income (loss) per common share:
Basic	$(0.05)	$1.24	—		$(0.11)	—		$(0.17)
Diluted	$(0.05)	$1.22	—		$(0.11)	—		$(0.17)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,345		77,603	20,770		98,373
Diluted	26,258	25,599	51,345		77,603	20,770		98,373

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the elimination of the components of GeoResources’ historical stockholders’ equity, the value of consideration paid by Halcón in the GeoResources merger using the lowest price of Halcón common stock on August 1, 2012 and to reflect the adjustments to the historical book values of GeoResources’ assets and liabilities as of June 30, 2012 to their estimated fair values, in accordance with acquisition accounting. The following table reflects the preliminary allocation of the total purchase price of GeoResources to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcon common stock issued to GeoResources’ stockholders	50,379
Shares of Halcon common stock issued to GeoResources’ stock option holders	966

Total Halcon common stock issued	51,345
Halcon common stock price	$6.26

Fair value of common stock issued	$321,416
Cash consideration paid to GeoResources’ stockholders(ii)	521,520
Cash consideration paid to GeoResources’ stock option holders(ii)	9,996

Total purchase price	$852,932

Estimated Fair Value of Liabilities Assumed:
Current liabilities	$87,420
Long-term deferred tax liability(iii)	269,604
Fair value of warrants assumed by Halcon(v)	1,474
Other non-current liabilities	89,587

Amount attributable to liabilities assumed	$448,085

Total purchase price plus liabilities assumed	$1,301,017

Estimated Fair Value of Assets Acquired:
Current assets	$127,163
Natural gas and oil properties(iv)	1,019,500
Net other operating property and equipment	1,175
Equity in oil and gas limited partnerships	11,189
Other non-current assets	2,264

Amount attributable to assets acquired	$1,161,291

Goodwill(i)	$139,726

Eliminate GeoResources historical additional paid-in capital	$(284,673)
Fair value of common stock to be issued net of $5 par value	321,411
Recognize GeoResources’ acceleration of share-based compensation	5,715

Pro forma adjustments to additional paid-in capital	$42,453

(i)	Under the terms of the merger agreement, consideration paid by Halcón consisted of $20.00 in cash plus 1.932 shares of Halcón common stock for each share of GeoResources common stock. The total purchase price is based upon the lowest price of Halcón common stock on the closing date of the transaction, August 1, 2012, and approximately 26.6 million shares of GeoResources common stock outstanding at the effective time of the merger. The Company issued a total of 51.3 million shares of its common stock and paid $531.5 million in cash to former GeoResources stockholders in exchange for their shares of GEOI common stock.

(ii)	Components of cash consideration funding (in thousands):

Total cash consideration for merger and stock options	$(531,516)
Issuance of 9.75% senior notes, net of discount	536,604
Deferred debt issuance costs	(10,879)
Retirement of GeoResources’ long-term debt	(80,000)

Pro Forma adjustments to cash and cash equivalents	$(85,791)

(iii)	Halcón received carryover tax basis in GeoResources assets and liabilities because the merger was not a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the Code). Based upon the preliminary purchase price allocation, a step-up in financial reporting carrying value related to the property acquired from GeoResources is expected to result in a Halcón deferred tax liability of approximately $270 million, an increase of approximately $202 million to GeoResources’ existing $68 million deferred tax liability.

(iv)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.12 per Mcf of natural gas, $54.30 per barrel of oil equivalent for NGLs and $95.81 per barrel of oil, after adjustment for transportation fees and regional price differentials.

(v)	To adjust for the outstanding warrants to purchase GeoResources common stock assumed by Halcón and converted into warrants to acquire Halcón common stock. The $1.47 million fair value of the assumed warrants was calculated using a Black-Scholes valuation model with assumptions for the following variables: lowest price of Halcón stock price on the closing date of the merger; risk-free interest rates; and expected volatility. The assumed warrants have been classified as liabilities as the warrant holders can receive cash. The assumed warrants are classified as noncurrent liabilities under the assumption that all assumed warrants will be held to maturity date that extends beyond 12 months from June 30, 2012.

2.	Pro forma adjustments to certain components of stockholders’ equity are as follows (in thousands):

Eliminate GeoResources’ historical retained earnings	$(117,595)
Accrue estimated transaction costs to be incurred by Halcon(i)	(15,030)
Recognize GeoResources’ acceleration of share-based compensation due to change in control	(5,715)
Accrue change in control payments to key employees of GeoResources(i)	(3,024)
Accrue payroll taxes related to stock options of employees of GeoResources(i)	(323)

Pro forma adjustments to accumulated earnings (deficit)	$(141,687)

(i)	To accrue for estimated transaction costs of $15 million related to the acquisition of GeoResources not reflected in the financial statements. In addition, adjustments to accrue $3 million in change in control payments to be made to certain key employees of GeoResources and $0.3 million in payroll taxes related to stock options of employees of GeoResources not reflected in the financial statements have been included. The change in control payments are not contingent on future service requirements. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

Eliminate GeoResources’ historical accumulated other comprehensive income (loss) of $6.3 million which consisted of net unrealized gains on commodity derivatives.

3.	To adjust Halcón’s financial statements for the issuance of $750 million in principal amount of 9.75% senior notes at 98.646% of principal used to fund the cash consideration portion of the GeoResources merger and a portion of the cash component of the East Texas Assets acquisition, and the associated deferral of issuance costs of $15 million, offset by the extinguishment of GeoResources’ historical long-term debt of $80 million.

4.	Reclassification of GeoResources’ revenues and royalties payable to accounts payable and accrued liabilities to present the financial statements of Halcón and GeoResources in a consistent manner.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore $1.5 million for the six month period ended June 30, 2012 and $2 million for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	To record interest expense, at a rate of 9.75% per annum, of approximately $37.2 million for the six month period ended June 30, 2012 and $74.3 million for the year ended December 31, 2011 for the issuance of $750 million in new debt, net of a $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets, and to record amortization of deferred issuance costs of approximately $1.0 million for the six month period ended June 30, 2012 and $1.9 million for the year ended December 31, 2011.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $1.2 million for the six-month period ended June 30, 2012 and $1.9 million for the year ended December 31, 2011.

11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement and mark-to-market gains and losses included in other comprehensive income (loss) are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Six months ended June 30, 2012	Year ended December 31, 2011
Gain (loss) due to ineffectiveness	$98	$(569)
Mark-to-market gain	9,926	4,538

	$10,024	$3,969

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the East Texas Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	These adjustments reflect the value of consideration paid by Halcón for the East Texas Assets acquisition and to reflect the estimated fair values of assets and liabilities for the East Texas Assets as of June 30, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the East Texas Assets to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock issued for the East Texas Assets on 8/1/12	16,460
Shares of Halcón common stock issued for the East Texas Assets on 8/2/12	4,310

Total shares of Halcón common stock issued for the East Texas Assets	20,770

Halcon common stock price 8/1/12	$6.26
Halcon common stock price 8/2/12	$6.40

Fair value of Halcon common stock issued to East Texas Assets Sellers	$130,623
Cash consideration paid to East Texas Assets Sellers(ii)	301,569

Total purchase price	$432,192

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	474

Amount attributable to liabilities assumed	$474

Total purchase price plus liabilities assumed	$432,666

Estimated Fair Value of Assets Acquired:
Natural gas and oil properties(iii)	432,666
Amount attributable to assets acquired	432,666

Goodwill(i)	$—

(i)	Based on the terms of the purchase and sale agreements relating to the East Texas Assets, consideration paid by Halcón at closing consisted of $301.6 million in cash plus 20.8 million shares of Halcón common stock. The total purchase price is based upon the lowest price on August 1, 2012 of $6.26 per share of Halcón’s common stock for CH4 Energy, Petro Texas and Petromax Leon (Initial Sellers) and lowest price on August 2, 2012 of $6.40 per share of Halcon’s common stock for King King USA.

(ii)	Components of cash consideration funding (in thousands):

Total cash consideration for acquisition	$(301,569)
Issuance of 9.75% senior notes, net of discount	203,241
Deferred debt issuance costs	(4,121)
Cash funding from funds in escrow	24,750

Pro Forma adjustments to cash and cash equivalents	$(77,699)

(iii)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.10 per Mcf of natural gas, $49.72 per barrel of oil equivalent for NGLs and $96.56 per barrel of oil, after adjustment for transportation fees and regional price differentials.

15.	To accrue for estimated transaction costs of $1.2 million related to the acquisition of the East Texas Assets not reflected in the financial statements.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See “Statements of Revenue and Direct Operating Expenses” in Exhibit 99.1 to this Form 8-K/A.

17.	To eliminate transaction costs related to GeoResources and the East Texas Assets acquisitions that were included in general and administrative expenses as these expenses are non-recurring and are not expected to have a continuing impact on the Company.